EXHIBIT 99.1

NEW WORLD PASTA COMPANY 85 Shannon Road Harrisburg, PA 17112
CONTACT: Cary A. Metz (717 526-2200)

NEW WORLD PASTA COMPANY ANNOUNCES CONTINUATION OF WORK ON

ITS FINANCIAL STATEMENTS

HARRISBURG, PA – June 2, 2003 — New World Pasta Company announced today that work on the preparation of the Company’s audited Annual Report for the fiscal year ended December 31, 2002, its quarterly reports for the fiscal quarters ended September 28, 2002 and March 29, 2003, and its review of prior period financial statements, is continuing to progress, but that the Company will not complete its review or file these reports with the Securities and Exchange Commission by May 31, 2003. New World Pasta also announced today that the lenders under its senior secured credit facility have approved an amendment to that facility which permits the Company to file these reports by June 30, 2003.

“The Company has worked very hard to complete our financial statements by May 31,” stated Wynn Willard, New World Pasta Company’s Chief Executive Officer. “To do this, we have had to address the computer systems and processes which played a role in our inability to timely file our financial statements. We’ve made significant progress there, and while we are not able to meet our timetable of May 31, we are working diligently so that we can finalize these financial statements with confidence.”

“It is important to keep in mind,” continued Mr. Willard, “that our objective is accuracy and thoroughness. Our approach is to review all material areas of our financial statements. As a result of our objective, and our methodical approach, we cannot at this time provide a definitive timeline for the completion of our review and reports. The Company and its auditors are fully committed to completing these reports as soon as we can.”

“We will be talking with many of the various stakeholders and business partners of the Company to make them aware of our timing,” stated Mr. Willard. “Our work in completing our financial statements does not impact the manufacturing, distribution or selling activities we pursue on a daily basis.”

The Company said it intends to be in further discussions with the holders of its 9 ¼% Senior Subordinated Notes due 2009 under the Indenture dated February 19, 1999, which previously had waived certain filing defaults, and permitted the Company to file its 2002 Annual Report and its quarterly report for the fiscal quarter ended March 29, 2003, by May 31, 2003. No assurance can be provided that these Noteholders will agree to waive any defaults.

New World Pasta is a leading marketer and supplier of dry pasta in the United States and Canada, with manufacturing operations in the United States, Canada and Italy. Headquartered in Harrisburg, Pennsylvania, New World Pasta has over 1,200 employees worldwide.

FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH REPRESENTS

THE COMPANY’S EXPECTATIONS AND BELIEFS CONCERNING FUTURE EVENTS THAT INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS RELEASE ARE FORWARD LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS INCLUDE THE COMPLETION OF THE COMPANY’S REQUIRED FINANCIAL STATEMENTS, WHICH COULD UNCOVER ADJUSTMENTS IN PRESENTLY UNKNOWN AREAS, THE PREPARATION OF RESTATED HISTORICAL FINANCIAL STATEMENTS, IF NECESSARY, AS WELL AS THOSE FACTORS SET FORTH IN OUR PERIODIC REPORTS FILED WITH THE SEC. CONSEQUENTLY, ALL OF THE FORWARD LOOKING STATEMENTS MADE IN THIS PRESS RELEASE ARE QUALIFIED BY THESE AND OTHER FACTORS, RISKS AND UNCERTAINTIES.